Exhibit 99.2  -  Report of Management as to compliance with minimum
		 servicing standards for the year ended December 31, 2005


a)

[Aurora logo]



                  Management's Assertion on Compliance
          with the Specified Minimum Servicing Standards Set Forth in the Uniform Single Attestation Program for Mortgage Bankers

                            Report of Management

We, as members of management of Aurora Loan Services LLC (the "Company"), are responsible for complying with the servicing standards identified in the attached Exhibit A (the "specified minimum servicing standards" as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of the Company's compliance with the specified minimum servicing standards as of November 30, 2005 and for the year then ended. Based on this evaluation, we assert that during the year ended November 30, 2005, the Company complied, in all material respects, with the specified minimum servicing standards.

As of November 30, 2005 and for the year then ended, the Company had in effect a fidelity bond in the amount of $110,000,000 and an errors and omissions policy in the amount of $150,000,000.


                                       Very truly yours,



/s/ Rick Skogg
Rick Skogg
Co-Chief Operating Officer



/s/ Roy Browning
Roy Browning
Chief Financial Officer



/s/ William Napier
William Napier
Controller


February 17, 2006






[Aurora logo]

								     Exhibit A

             Specified Minimum Servicing Standards

I.   CUSTODIAL BANK ACCOUNTS

     1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

        a. be mathematically accurate;

        b. be prepared within forty-five (45) calendar days after the cutoff date. The cutoff date is the date as of which a bank account is reconciled every month. It may, or may not, coincide with a prescribed investor reporting date but shall be consistent from period to period;

        c. be reviewed and approved by someone other than the person who prepared the reconciliation; and

        d. document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

     2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

     3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

     4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.   MORTGAGE PAYMENTS

      1. Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two (2) business days of receipt.

      2. Mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two (2) business days of receipt.

      3. Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

      4. Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor's loan documents.



[Aurora logo]

								     Exhibit A

             Specified Minimum Servicing Standards (continued)

III.  DISBURSEMENTS

      1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

      2. Disbursements made on behalf of a mortgagor or investor shall be posted within two (2) business days to the mortgagor's or investor's records maintained by the servicing entity.

      3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

      4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

      5. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

      6. Unissued checks shall be safeguarded so as to prevent unauthorized access.

IV.   INVESTOR ACCOUNTING AND REPORTING

      1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.    MORTGAGOR LOAN ACCOUNTING

      1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

      2. Adjustments on adjustable rate mortgage (ARM) loans shall be computed based on the related mortgage note and any ARM rider.

      3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis.

      4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws.



[Aurora logo]

								     Exhibit A

             Specified Minimum Servicing Standards (continued)

VI.   DELINQUENCIES

      1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (i.e., illness or unemployment).

VII.  INSURANCE POLiCIES

      1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

b)



								Exhibit 1



GMAC Mortgage [logo]




		Management's Assertion Concerning Compliance
	 	  with USAP Minimum Servicing Standards



March 21, 2006



As of and for the year ended December 31, 2005, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $350,000,000 and $100,000,000 respectively.





/s/ Jim Hillsman
Jim Hillsman
Chief Operating Officer
GMAC Residential Holding Corp




/s/ Dave Bricker
Dave Bricker
Chief Financial Officer
GMAC Residential Holding Corp



/s/ Tony Renzi
Tony Renzi
Executive Vice President,
National Servicing Administration
GMAC Residential Holding Corp


c)



[National City logo]	National City Home Loan Services, Inc.
			P.O. Box 1838
			Pittsburgh, PA 15230-1838

Management's Assertion of Compliance with the Specified Minimum Servicing Standards Set Forth in the Uniform Single Attestation Program for Mortgage Bankers

Report of Management

We, as members of management of National City Home Loan Services, Inc. (NCHLS), are responsible for complying with the servicing standards identified in the attached Exhibit A (specified minimum servicing standards) as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of NCHLS' compliance with the specified minimum servicing standards as set forth in the USAP as of December 31, 2005 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2005, NCHLS complied, in all material respects, with the specified minimum servicing standards set forth in the USAP.

As of December 31, 2005 and for the year then ended, NCHLS had in effect a fidelity bond policy in the amount of $200 million and an errors and omissions policy in the amount of $200 million.

/s/ Nanette M. Stevens
Nanette M. Stevens
Senior Vice President & General Manager

/s/ Timothy C. Lulich
Timothy C. Lulich
Senior Vice President & Controller

March 1, 2006



Exhibit A

Specified Minimum Servicing Standards

I.	Custodial Bank Accounts

	1.	Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

		a.     be mathematically accurate;

		b. be prepared within forty-five (45) calendar days after the cutoff date. The cutoff date is the date as of which a bank account is reconciled every month. It may, or may not,coincide with a prescribed investor reporting date but shall be consistent from period to period;

		c. be reviewed and approved by someone other than the person who prepared the reconciliation; and

		d. document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

	2.	Funds of the servicing entity shall be advanced in cases where
		there is an overdraft in an investor's or a mortgagor's account.

	3.	Each custodial account shall be maintained at a federally insured
		depository institution in trust for the applicable investor.

	4.	Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.	Mortgage Payments

	1.	Mortgage payments shall be deposited into the custodial bank
		accounts and related bank clearing accounts within two (2) business days of receipt.

	2.	Mortgage payments made in accordance with the mortgagor's loan
		documents shall be posted to the applicable mortgagor records within two (2) business days of receipt.

	3.	Mortgage payments shall be allocated to principal, interest,
		insurance, taxes or other escrow item in accordance with the mortgagor's loan documents.

	4.	Mortgage payments identified as loan payoffs shall be allocated in
		accordance with the mortgagor's loan documents.


Exhibit A

Specified Minimum Servicing Standards (continued)

III.	Disbursements

	1.	Disbursements made via wire transfer on behalf of a mortgagor or
		investor shall be made only by authorized personnel.

	2.	Disbursements made on behalf of a mortgagor or investor shall be
		posted within (2) business days to the mortgagor's or investor's records maintained by the servicing entity.

	3.	Tax and insurance payments shall be made or before the penalty or
		insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

	4.	Any late payments penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

	5.	Amounts remitted to investors per the servicer's investor reports
		shall agree with cancelled checks, or other form of payment, or custodial bank statements.

	6.	Unissued checks shall be safeguarded so as to prevent unauthorized
		access.

IV.	Investor Accounting and Reporting

	1.	The servicing entity's investor reports shall agree with, or
		reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.	Mortgagor Loan Accounting

	1.	The servicing entity's mortgage loan records shall agree with, or
		reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

	2.	Adjustments on adjustable rate mortgage (ARM) loans shall be
		computed based on the related mortgage note and any ARM rider.

	3.	Escrow accounts shall be analyzed, in accordance with the
		mortgagor's loan documents, on at least an annual basis.


Exhibit A

Specified Minimum Servicing Standards (continued)

V.	Mortgagor Loan Accounting (continued)

	4.	Interest on escrow accounts shall be paid, or credited, to
		mortgagors in accordance with the applicable state laws.

VI.	Delinquencies

	1.	Records documenting collection efforts shall be maintained during
		the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payments rescheduling plans in cases where the delinquency is deemed temporary (i.e., illness or unemployment).

VII.	Insurance Policies

	1.	A fidelity bond and errors and omissions policy shall be in effect
		on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

d)



[Option One Mortgage logo]                                 [H&R Block logo]


                          Management Assertion


As of and for the year ended December 31, 2005, Option One Mortgage Corporation Complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Option One Mortgage Corporation had in effect a fidelity bond and errors and omissions policy in the amounts of $70,000,000 and $10,000,000 respectively.


/s/ Robert E. Dubrish
Robert E. Dubrish, Chief Executive Officer


/s/ William L. O'Neill
William L. O'Neill, Chief Financial Officer


/s/ Matthew A. Engel
Matthew A. Engel, Controller


/s/ Fabiola Camperi
Fabiola Camperi, Chief Servicing Officer